As filed with the Securities and Exchange Commission on March 8, 2016.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WINGSTOP INC.

(Exact name of Registrant as specified in its charter)

Delaware	5812	47-3494862
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

5501 LBJ Freeway, 5th Floor

Dallas, Texas 75240

(972) 686-6500

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Charles R. Morrison

President and Chief Executive Officer

Wingstop Inc.

5501 LBJ Freeway, 5th Floor

Dallas, Texas 75240

(972) 686-6500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with copies to:

Keith M. Townsend, Esq. Carrie A. Ratliff, Esq. King & Spalding LLP 1180 Peachtree Street, N.E. Atlanta, Georgia 30309 Telephone: (404) 572-4600 Facsimile: (404) 572-5100	Marc D. Jaffe, Esq. Ian D. Schuman, Esq. Latham & Watkins LLP 885 Third Avenue New York, NY 10022 Telephone: (212) 906-1200 Facsimile: (212) 751-4864

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ File No. 333-209726

If this Form is a post effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.:

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.01 per share	862,500	$24.00	$20,700,000	$2.084.49

(1)	This amount is in addition to the 5,750,000 shares of common stock registered under the registration statement originally declared effective on March 8, 2016 (File No. 333- 209726) and includes shares of common stock that may be purchased by the underwriters upon exercise of an option to purchase additional shares.
(2)	Based on the public offering price.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This registration statement relates to the registrant’s prior registration statement on Form S-1 (Commission File No. 333-209726), initially filed by Wingstop Inc. with the Securities and Exchange Commission (the “Commission”) on February 25, 2016, as amended (together with its exhibits the “Prior Registration Statement”), which was declared effective by the Commission on March 8, 2016. The Prior Registration Statement is incorporated herein by reference.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on March 8, 2016.

Wingstop Inc.

By:	/s/ Charles R. Morrison
Name:	Charles R. Morrison
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities set forth opposite their names and on the date indicated above.

Signature	Title

/s/ Charles R. Morrison	President, Chief Executive Officer and Director
Charles R. Morrison	(Principal Executive Officer)

/s/ Michael F. Mravle	Chief Financial Officer
Michael F. Mravle	(Principal Financial Officer and Principal Accounting Officer)

*	Chairman of the Board of Directors
Neal K. Aronson

*	Director
Sidney J. Feltenstein

*	Director
Michael J. Hislop

*	Director
Lawrence P. Molloy

*	Director
Erik O. Morris

*	Director
Steven M. Romaniello

The undersigned, by signing his name hereto, does sign and execute this registration statement pursuant to the Power of Attorney executed by the above-named officers and directors of the registrant and previously filed with the Securities and Exchange Commission on behalf of such officers and directors.

*By:	/s/ Jay A. Young
Jay A. Young
Attorney-in-fact

Index to exhibits

Exhibit No.

5.1	Opinion of King & Spalding LLP

23.1	Consent of King & Spalding LLP (included as part of Exhibit 5.1)

23.2	Consent of Ernst & Young LLP, independent registered public accounting firm

24.1	Powers of Attorney (incorporated by reference to Exhibit 24.1 to the Company’s Registration Statement on Form S-1
(Registration No. 333-209726))